Exhibit 99.1

Taboola Beats High End of Guidance in Q2 On All Metrics,
Raises Mid-point for 2023

-	Exceeded high end of guidance on all metrics - Q2 2023 Revenues of $332.0M, Gross Profit of $97.1M, ex-TAC Gross Profit of $123.1M, Net loss of $31.3M and Adjusted EBITDA of $15.7M.

-	Net cash provided by operating activities of $11.6M and Free Cash Flow in Q2 2023 of $7.8M after net publisher prepayments of ($6.9M)** and $4.7M in cash interest payments.

-	Updated 2023 guidance raises the mid-point: Revenues of $1,438M - $1,469M, Gross Profit of $420M - $436M, ex-TAC Gross Profit of $531M - $546M, Adjusted EBITDA of $73M - $80M. Positive Free Cash Flow.

-	Reiterating 2024 guidance of $200M+ Adjusted EBITDA, $100M+ Free Cash Flow.

-	eCommerce beats expectations, growing from 15% of ex-TAC to nearly 20% of ex-TAC.

-	Taboola News, distributing content to Android OEMs, continues to see rocketship growth, from $50M in 2022 approaching $100M in 2023.

-	Up to $40M share buyback announced in Q2 began in June and continued into Q3.

New York, NY, August 9, 2023 -- Taboola (Nasdaq: TBLA), a global leader in powering recommendations for the open web, helping people discover things they may like, today announced its results for the quarter ended June 30, 2023.

“We had a strong performance in Q2, beating the high end of our guidance across all metrics. Publishers all around the world continue to trust us and sign long term partnerships, which we saw with new and competitive wins this quarter from Barstool Sports, Cambium Media, Nexstar Media, Futura, and A Cidade On. This is on top of key partners like Time, Disney, Unidad Editorial, BBC, One India, The Print and Bangkok Post renewing their relationships with us. We’re seeing eCommerce and Taboola News significantly outpacing our expectations, with eCommerce now being nearly 20% of our ex-TAC and Taboola News roughly doubling in size, approaching $100M from $50M last year. Our focus for the rest of the year continues to be making our four company priorities successful–Yahoo, Performance Advertising, eCommerce and Bidding–each representing a $1B opportunity for us. I’m bullish about our future, and believe Taboola can soon become the first ‘must buy’ in the Open Web,” said Adam Singolda, CEO and Founder, Taboola.

For more commentary on the quarter, please refer to Taboola’s Q2 2023 Shareholder Letter, which was furnished to the SEC and also posted on Taboola’s website today at https://investors.taboola.com.

Second Quarter Results Summary

(dollars in millions, except per share data)	Three months ended June 30,
	2023	2022
	Unaudited		% change YoY	Guidance
Revenues	$332.0	$342.7	(3.1%)	$296 - $322
Gross profit	$97.1	$116.4	(16.6%)	$78 - $88
Net loss	$(31.3)	$(5.0)	523.7%
EPS diluted (1)	$(0.09)	$(0.02)	344.8%
Ratio of net loss to gross profit	(32.3%)	(4.3%)	—
Cash flow provided by operating activities	$11.6	$2.1	456.5%
Cash, cash equivalents, short-term deposits and investments	$246.9	$308.5	(20.0%)

Non-GAAP Financial Data *
ex-TAC Gross Profit	$123.1	$143.2	(14.0%)	$105 - $115
Adjusted EBITDA	$15.7	$34.2	(54.2%)	($4) - $6
Non-GAAP Net Income (Loss)	$(1.4)	$15.8	NA	($26) - ($16)
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	12.7%	23.9%	—
Free Cash Flow	$7.8	$(7.3)	NA

1 The weighted-average shares used in the computation of the diluted EPS for the three months ended June 30, 2023 and 2022 are 351,585,059 and 250,777,915, respectively. The weighted-average shares for the three months ended June 30, 2023 include 45,198,702 Non-Voting Ordinary Shares.

Business Highlights for Q2 2023

○	Revenue from new publisher partners continues to be an area of strength - Publisher wins from competitors included Barstool Sports, G/O Media, Cambium Media, Futura, and A Cidade On.
○	Renewed relationships with many well-known publishers including Time, Disney, Unidad Editorial, BBC, One India, The Print and Bangkok Post.
○	Taboola News is continuing to experience strong growth and will approach $100M in revenue this year (from over $50M in 2022).
○	We’re outpacing our expectations on eCommerce, which now represents nearly 20% of ex-TAC (up from 15%).
○	Our Generative AI technology was made generally available and of the brands using our technology, 80% of those early users ran multiple campaigns.

Third Quarter and Full Year 2023 Guidance

For the Third Quarter and Full Year 2023, the Company currently expects:

	Q3 2023 Guidance	FY 2023 Guidance
Unaudited
(dollars in millions)
Revenues	$331 - $357	$1,438 - $1,469
Gross profit	$83 - $95	$420 - $436
ex-TAC Gross Profit*	$112 - $124	$531 - $546
Adjusted EBITDA*	($2) - $10	$73 - $80
Non-GAAP Net Income (Loss)*	($20) - ($8)	$5 - $10

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

Webcast Details

Taboola's senior management team will discuss the Company's earnings on a call that will take place on August 9, 2023, at 8:30 AM ET. The call can be accessed via webcast at https://investors.taboola.com. To access the call by phone, please go to this link to register  https://register.vevent.com/register/BIc37f11a51ded4f36a084ea5acda51c57 and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on August 9, 2024.

*About Non-GAAP Financial Information

This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

**About Cash Investment in Publisher Prepayments (Net)

We calculate cash investment in publisher prepayments (net) for a specific measurement period as the gross amount of cash publisher prepayments we made in that measurement period minus the amortization of publisher prepayments that were included in traffic acquisition cost during that measurement period, which were the result of cash publisher prepayments made in that measurement period and previous periods.

Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; the Company’s ability to successfully integrate the Connexity acquisition; changes in applicable laws or regulations; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will voluntarily prepay additional long-term debt or buyback any of our Ordinary shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions; other business opportunities and priorities; and, with respect to the buyback of our Ordinary shares, the availability of sufficient continuing authority being approved and re-approved as necessary by the Tel Aviv District Court Economic Department to permit share buybacks (and our continued use of a net issuance mechanism to satisfy tax withholding obligations related to equity-based compensation on behalf of our directors, officers and other employees) or other factors; the Company’s ability to transition to and fully launch the native advertising service for Yahoo on the currently anticipated schedule or at all; the ability to generate or achieve the increase in Adjusted EBITDA and Free Cash Flow in 2024 or our expected revenue run-rate once Yahoo integration is live, in each case to the levels assumed in this press release or at all; ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; and risks related to the fact that we are incorporated in Israel and governed by Israeli law; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola powers recommendations for the open web, helping people discover things they may like.

The Company’s platform, powered by artificial intelligence, is used by digital properties, including websites, devices and mobile apps, to drive monetization and user engagement. Taboola has long-term partnerships with some of the top digital properties in the world, including CNBC, BBC, NBC News, Business Insider, The Independent and El Mundo.

Approximately 18,000 advertisers use Taboola to reach nearly 600 million daily active users in a brand-safe environment. Following the acquisition of Connexity in 2021, Taboola is a leader in powering e-commerce recommendations, driving more than 1 million monthly transactions each month. Leading brands, including Walmart, Macy’s, Wayfair, Skechers and eBay are among key customers.

Learn more at www.taboola.com and follow @taboola on Twitter.

Investor Contact:	Press Contact:

Stephen Walker	Dave Struzzi

investors@taboola.com	press@taboola.com

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	June 30, 2023	December 31, 2022
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$204,595	$165,893
Short-term investments	42,256	96,914
Restricted deposits	1,170	750
Trade receivables (net of allowance for credit losses of $9,685 and $6,748 as of June 30, 2023 and December 31, 2022, respectively)	217,437	256,708
Prepaid expenses and other current assets	70,817	73,643
Total current assets	536,275	593,908
NON-CURRENT ASSETS
Long-term prepaid expenses	40,230	42,945
Commercial agreement asset	289,451	—
Restricted deposits	3,974	4,059
Deferred tax assets, net	3,121	3,821
Operating lease right of use assets	64,364	66,846
Property and equipment, net	71,079	73,019
Intangible assets, net	157,215	189,156
Goodwill	555,931	555,869
Total non-current assets	1,185,365	935,715
Total assets	$1,721,640	$1,529,623

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	June 30, 2023	December 31, 2022
	Unaudited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables	$222,232	$247,504
Short-term operating lease liabilities	16,231	14,753
Accrued expenses and other current liabilities	105,234	102,965
Current maturities of long-term loan	3,000	3,000
Total current liabilities	346,697	368,222
LONG-TERM LIABILITIES
Long-term loan, net of current maturities	192,307	223,049
Long-term operating lease liabilities	54,583	57,928
Warrants liability	5,782	6,756
Deferred tax liabilities, net	26,938	34,133
Other long-term liabilities	5,000	5,000
Total long-term liabilities	284,610	326,866
SHAREHOLDERS' EQUITY
Ordinary shares with no par value- Authorized: 700,000,000 as of June 30, 2023 and December 31, 2022; 300,637,035 and 254,133,863 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Non-voting Ordinary shares with no par value- Authorized: 46,000,000 as of June 30, 2023 and December 31, 2022; 45,198,702 and 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Treasury Ordinary shares, at cost - 1,442,000 and 0 Ordinary shares as of June 30, 2023 and December 31, 2022, respectively	(4,358)	—
Additional paid-in capital	1,226,572	903,789
Accumulated other comprehensive loss	(834)	(834)
Accumulated deficit	(131,047)	(68,420)
Total shareholders' equity	1,090,333	834,535
Total liabilities and shareholders' equity	$1,721,640	$1,529,623

CONSOLIDATED STATEMENTS OF LOSS
U.S. dollars in thousands, except share and per share data

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	Unaudited
Revenues	$332,004	$342,695	$659,690	$697,421
Cost of revenues:
Traffic acquisition cost	208,870	199,486	420,816	415,984
Other cost of revenues	26,077	26,848	52,225	53,046
Total cost of revenues	234,947	226,334	473,041	469,030
Gross profit	97,057	116,361	186,649	228,391
Operating expenses:
Research and development	34,001	34,079	65,986	64,491
Sales and marketing	61,198	66,405	121,767	127,773
General and administrative	26,858	25,428	52,694	53,377
Total operating expenses	122,057	125,912	240,447	245,641
Operating loss	(25,000)	(9,551)	(53,798)	(17,250)
Finance income (expenses), net	(3,827)	4,764	(6,981)	15,959
Loss before income taxes benefit (expenses)	(28,827)	(4,787)	(60,779)	(1,291)
Income tax benefit (expenses)	(2,487)	(234)	(1,848)	158
Net loss	$(31,314)	$(5,021)	$(62,627)	$(1,133)

Net loss per share attributable to Ordinary and Non-voting Ordinary shareholders, basic and diluted (1)	$(0.09)	$(0.02)	$(0.18)	$(0.00)

1 The weighted-average shares used in the computation of the basic and diluted net loss per share the three months ended June 30, 2023 and 2022 are 351,585,059 and 250,777,915, respectively, and for the six months ended June 30, 2023 and 2022 are 342,491,457 and 249,095,931, respectively. The weighted-average shares for the three and six months ended June 30, 2023 include 45,198,702 Non-Voting Ordinary Shares.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	Unaudited
Net loss	$(31,314)	$(5,021)	$(62,627)	$(1,133)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale marketable securities	130	(259)	457	(259)
Unrealized gains (losses) on derivative instruments, net	199	(3,294)	(457)	(3,524)
Other comprehensive income (loss)	329	(3,553)	—	(3,783)
Comprehensive loss	$(30,985)	$(8,574)	$(62,627)	$(4,916)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	Unaudited
Cost of revenues	$1,039	$851	$2,083	$1,554
Research and development	6,181	7,443	12,025	13,545
Sales and marketing	4,401	7,397	8,686	12,697
General and administrative	4,914	4,741	9,823	12,465
Total share-based compensation expenses	$16,535	$20,432	$32,617	$40,261

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	Unaudited
Cost of revenues	$8,460	$8,419	$16,758	$16,520
Research and development	589	695	1,194	1,340
Sales and marketing	13,509	13,722	27,035	27,225
General and administrative	234	(23)	406	404
Total depreciation and amortization expense	$22,792	$22,813	$45,393	$45,489

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	Unaudited
Cash flows from operating activities
Net loss	$(31,314)	$(5,021)	$(62,627)	$(1,133)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	22,792	22,813	45,393	45,489
Share-based compensation expenses	16,535	20,432	32,617	40,261
Net loss from financing expenses	564	3,645	236	4,316
Revaluation of the Warrants liability	702	(11,958)	(974)	(26,000)
Amortization of loan and credit facility issuance costs	391	357	891	715
Amortization of premium and accretion of discount on short-term investments, net	(249)	(137)	(530)	(137)
Change in operating assets and liabilities:
Decrease (increase) in trade receivables, net	(5,091)	(319)	39,271	45,616
Decrease (increase) in prepaid expenses and other current assets and long-term prepaid expenses	7,921	(3,033)	8,642	(6,350)
Decrease in trade payables	(6,923)	(6,661)	(29,730)	(52,525)
Increase (decrease) in accrued expenses and other current liabilities and other long-term liabilities	10,251	(6,402)	1,812	(22,946)
Increase (decrease) in deferred taxes, net	(4,284)	(8,390)	(6,494)	(12,476)
Change in operating lease right of use assets	3,924	4,744	8,075	7,639
Change in operating lease liabilities	(3,621)	(7,986)	(7,460)	(12,262)
Net cash provided by operating activities	11,598	2,084	29,122	10,207
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(3,828)	(9,350)	(10,178)	(16,252)
Cash paid in connection with acquisitions, net of cash acquired	—	—	—	(620)
Proceeds from (investments in) restricted deposits	(61)	10	(341)	10
Proceeds from (Investment in) short-term deposits	—	40,026	—	—
Proceeds from sales and maturities of short-term investments	35,696	—	77,636	—
Purchase of short-term investments	(21,991)	(74,855)	(21,991)	(74,855)
Payments of cash in escrow for acquisition of a subsidiary	—	—	—	(2,100)
Net cash provided by (used in) investing activities	9,816	(44,169)	45,126	(93,817)
Cash flows from financing activities
Exercise of options and vested RSUs	1,121	2,633	2,456	6,032
Payment of tax withholding for share-based compensation expenses	(1,117)	(340)	(1,908)	(2,185)
Repurchase of Ordinary shares	(4,358)	—	(4,358)	—
Repayment of long-term loan	(30,750)	(750)	(31,500)	(1,500)
Net cash provided by (used in) financing activities	(35,104)	1,543	(35,310)	2,347
Exchange rate differences on balances of cash and cash equivalents	(564)	(3,645)	(236)	(4,316)
Increase (decrease) in cash and cash equivalents	(14,254)	(44,187)	38,702	(85,579)
Cash and cash equivalents - at the beginning of the period	218,849	277,927	165,893	319,319
Cash and cash equivalents - at end of the period	$204,595	$233,740	$204,595	$233,740

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$2,575	$13,744	$6,833	$16,162
Interest	$4,700	$6,803	$9,767	$10,373
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$1,705	$7,353	$1,705	$7,353
Share-based compensation included in capitalized internal-use software	$680	$503	$1,332	$1,020
Creation of operating lease right-of-use assets	$5,593	$3,107	$5,593	$3,107

  APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (Unaudited)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(dollars in thousands)
Revenues	$332,004	$342,695	$659,690	$697,421
Traffic acquisition cost	208,870	199,486	420,816	415,984
Other cost of revenues	26,077	26,848	52,225	53,046
Gross profit	$97,057	$116,361	$186,649	$228,391
Add back: Other cost of revenues	26,077	26,848	52,225	53,046
ex-TAC Gross Profit	$123,134	$143,209	$238,874	$281,437

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(dollars in thousands)
Net loss	$(31,314)	$(5,021)	$(62,627)	$(1,133)
Adjusted to exclude the following:
Finance (income) expenses, net	3,827	(4,764)	6,981	(15,959)
Income tax (benefit) expenses	2,487	234	1,848	(158)
Depreciation and amortization	22,792	22,813	45,393	45,489
Share-based compensation expenses	13,890	17,640	27,417	34,679
Holdback compensation expenses (1)	2,645	2,792	5,200	5,582
M&A and other costs (2)	1,334	474	1,571	524
Adjusted EBITDA	$15,661	$34,168	$25,783	$69,024

1 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
2 Includes one-time costs related to the Commercial agreement.

We calculate Ratio of net income (loss) to gross profit as net income (loss) divided by gross profit. We calculate Ratio of Adjusted EBITDA to ex-TAC Gross Profit, a non-GAAP measure, as Adjusted EBITDA divided by ex-TAC Gross Profit. We believe that the Ratio of Adjusted EBITDA to ex-TAC Gross Profit is useful because TAC is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business. The following table reconciles Ratio of net income (loss) to gross profit and Ratio of Adjusted EBITDA to ex-TAC Gross Profit for the period shown.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(dollars in thousands)
Gross profit	$97,057	$116,361	$186,649	$228,391
Net loss	$(31,314)	$(5,021)	$(62,627)	$(1,133)
Ratio of net loss to gross profit	(32.3%)	(4.3%)	(33.6%)	(0.5%)

ex-TAC Gross Profit	$123,134	$143,209	$238,874	$281,437
Adjusted EBITDA	$15,661	$34,168	$25,783	$69,024
Ratio of Adjusted EBITDA margin to ex-TAC Gross Profit	12.7%	23.9%	10.8%	24.5%

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(dollars in thousands)
Net loss	$(31,314)	$(5,021)	$(62,627)	$(1,133)
Amortization of acquired intangibles	15,962	15,828	31,931	31,608
Share-based compensation expenses	13,890	17,640	27,417	34,679
Holdback compensation expenses (1)	2,645	2,792	5,200	5,582
M&A and other costs (2)	1,334	474	1,571	524
Revaluation of Warrants	702	(11,958)	(974)	(26,000)
Foreign currency exchange rate losses (gains) (3)	(663)	2,490	(234)	2,706
Income tax effects	(3,962)	(6,451)	(7,791)	(10,077)
Non-GAAP Net Income (Loss)	$(1,406)	$15,794	$(5,507)	$37,889

1 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
2  Includes one-time costs related to the Commercial agreement.
3 Represents income or loss related to the remeasurement of monetary assets and liabilities to the Company's functional currency using exchange rates in effect at the end of the reporting period.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(dollars in thousands)
Net cash provided by operating activities	$11,598	$2,084	$29,122	$10,207
Purchases of property and equipment, including capitalized internal-use software	(3,828)	(9,350)	(10,178)	(16,252)
Free Cash Flow	$7,770	$(7,266)	$18,944	$(6,045)

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2023 AND FULL YEAR 2023 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected gross profit to ex-TAC Gross Profit.

	Q3 2023 Guidance	FY 2023 Guidance
Unaudited
(dollars in millions)
Revenues	$331 - $357	$1,438 - $1,469
Traffic acquisition cost	($220) - ($234)	($907) - ($923)
Other cost of revenues	($29) - ($29)	($110) - ($111)
Gross profit	$83 - $95	$420 - $436
Add back: Other cost of revenues	($29) - ($29)	($110) - ($111)
ex-TAC Gross Profit	$112 - $124	$531 - $546

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.